Exhibit 3.24

The Commonwealth of Massachusetts

DEPARTMENT OF CORPORATION AND TAXATION

We, L. Cushing Goodhue, Richard M. Nichols, Leonard Wheeler, Jr., being a majority of the directors of the

EASTMAN GELATINE CORPORATION

elected at its first meeting in compliance with the requirements of section 10 of chapter 156 of the General Laws, do hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto;

WE, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of chapter 156 of the General Laws as amended.

The name by which the corporation shall be known is

EASTMAN GELATINE CORPORATION

The location of the principal office of the corporation in Massachusetts is the City of Peabody and outside Massachusetts None.

IMPORTANT

Give the business address of this corporation

Peabody, Massachusetts

Street and number. If office building, give suite number, City or town.)

If such business address is not yet determined give the name and business address of the treasurer or officer responsible for receipt of mail.

(Name and complete business address as described above.)

[Omitted]

To carry on a general merchandising, [omitted] and/or manufacturing business and [omitted];

to buy, sell, import, export, [omitted], manufacture, process, prepare for market, market, store, advertise and/or otherwise deal in and with gelatines, acidulated bones, prepared phosphates, chemical compounds, glue, hair, hides, skins, leather, fertilizers, greases, oils, extracts for [omitted], cleaning, dyeing and other purposes and any and all other things capable of being dealt with in connection therewith;

to acquire by purchase, lease or otherwise and to construct, hold, improve, operate, lease, mortgage and sell lands, manufacturing plants, washrooms, shops, salesrooms, warehouses, offices, stores and any other structures in any part of the United States or elsewhere incidental to the purposes of the corporation and to acquire by purchase or otherwise, hold, pledge, sell, or otherwise dispose of and deal in and with all kinds of personal property of every nature and description;

to acquire all or part of the property and assets of any person, firm, corporation or association carrying on any business similar or incidental to or capable of being carried on in connection with any business which this corporation is authorized to carry on and to assume all the liabilities of such corporation, person, firm or association and to take over and proceed to conduct or liquidate any business or property so acquired;

to purchase, acquire and hold for investment or otherwise use, sell, assign, transfer or otherwise dispose of and to guarantee any shares of stock, bonds, securities or other obligations of any other corporation or association of this or any other state, territory or country and to aid in any manner any such corporation or associate of which share of stock, bonds, or other obligations are held or in any manner guaranteed by this corporation, and to do any other act or thing permitted by law for the preservation, protection, improvements or enhancement of the value of such shares of stock, bonds, securities or other obligations, and, while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to acquire, hold and dispose of its own shares or stock of any class;

to own, acquire, buy or sell inventions, patents and patent applications of the United States and foreign countries, patent rights, privileges and improvements, processes, secrets and trade marks and to acquire or grant rights and licenses thereunder;

to borrow money and from time to time to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds when and as the same may be convenient for the accomplishment of the purposes of the company or any of them; and if deemed advisable to secure the same by mortgage or deed of trust or pledge of any or all of the property or franchises of the corporation;

to carry on any business in any state or territory of the United States or in any foreign country or place which may in the discretion of the Board of Directors seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of the company’s property or rights and to do any and all of the above things or any part thereof as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others, and generally to attain and further any of the purposes herein set forth; to make, guarantee (so far as may be permitted to corporations organized under the laws of the Commonwealth of Massachusetts) and perform any contracts of any kind and description, and to do any and all other acts and things and exercise any and all other powers which a copartnership or natural person could do and exercise, and which now or hereafter may be authorized by law.

The foregoing clauses shall be construed as both purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the corporation. The corporation shall not carry on any business, or exercise any powers, in any state, territory, or country which a similar corporation organized under the laws of such state, territory, or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such state, territory, or country.

		No	dollars, Preferred
The total authorized capital stock with par value is
		3,000,000	dollars, Common

	Preferred	None
The number of shares without par value is
	Common	None

	Preferred	No	dollars
The par value of its shares is
	Common	100	dollars

	Preferred	None
The number of its shares with par value is
	Common	30,000

(NOTE—State the restrictions, if any, imposed upon the transfer of shares; and, if there are to be two or more classes of stock, a description of the different classes and a statement of the terms on which they are to be created and the method of voting thereon.)

(NOTE—State any other provisions not inconsistent with law for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders.)

(If seven days’ notice is given, use the following form.)

The first meeting shall be called by

of

(if notice is waived, use the following form.)

We hereby waive all requirements of the general laws of Massachusetts for notice of the first meeting for organization, and appoint the 19th day of August, 1930 at 2:00 o’clock P.M., at 84 State Street, Top Floor, Boston, Mass, as the time and place for holding said first meeting.

The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:—

	City or Town
	of	Amount Subscribed For
Name	Residence	Preferred	Common
L. Cushing Goodhue	Boston, Massachusetts	No	1
Richard M. Nichols	Cambridge, Massachusetts	No	1
Leonard Wheeler, Jr.	Cambridge, Massachusetts	No	1

In Witness Whereof, we have hereto set our hands, this 19th day of August in the year nineteen hundred and thirty.

L. Cushing Goodhue

Richard M. Nichols

Leonard Wheeler, Jr.

That the first meeting of the subscribers to said agreement was held on [omitted] day of August in the year nineteen hundred and thirty.

That the amount of capital stock now to be issued is

No	shares of preferred stock

3	shares of common stock

To be paid for as follows:— [omitted]

The name, residence and post-office address of each of the officers are as follows:—

NAME OF OFFICE	NAME	City or Town Of RESIDENCE	[Business] Post- Office	ADDRESS

President	L. Cushing Goodhue	Boston, Massachusetts	389 Beach St.

Treasurer	Richard M. Nichols	Cambridge, Massachusetts	472 Broadway

Clerk	Leonard Wheeler, Jr.	Cambridge, Massachusetts	22 Chauncy Street

Directors	L. Cushing Goodhue

Richard M. Nichols

Leonard Wheeler, Jr.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this 19th day of August in the year 1930.

/s/ L. Cushing Goodhue

/s/ Richard M. Nichols

/s/ Leonard Wheeler, Jr.

ARTICLES OF AMENDMENT

to the

ARTICLES OF ORGANIZATION

of

EASTMAN GELATINE CORPORATION

(Under the Massachusetts General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

The undersigned, Larry Jeske, being the President of Eastman Gelatine Corporation, a Massachusetts corporation (the “Corporation”), pursuant to Section 10.06 of the Massachusetts General Laws Chapter 156D (the Massachusetts Business Corporations Act) does hereby certify that:

1.	The exact name of the Corporation is Eastman Gelatine Corporation.

2.	The registered office address of the Corporation is 227 Washington Street, Peabody, MA 01960.

3.	These Articles of Amendment affect Article I of the Corporation’s Articles of Organization.

4.	These Articles of Amendment were adopted on December 30, 2011.

5.	These Articles of Amendment were approved by the board of directors and the shareholders in the manner required by law and the Corporation’s Articles of Organization.

6.	These Articles of Amendment change the name of the Corporation. Article I of the Corporation’s Articles of Organization as now in full force and effect is hereby amended in its entirety to read as follows:

Article I: The name by which the corporation shall be known is Rousselot Peabody Inc.

7.	These Articles of Amendment shall be effective at the time and on the date approved by the Corporations Division of the State of Massachusetts.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 30th day of December, 2011 and affirms the statements contained herein as true under the penalties of perjury.

/s/ Larry Jeske
Larry Jeske President